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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated March 4, 1996 included in this Form 10-K of fonix corporation for the year ended December 31, 1997, into the Company's previously filed Registration Statements File Nos. 333-31425 and 333-40603.


/s/ Pritchett, Siler & Hardy P.C.

PRITCHETT, SILER & HARDY

Salt Lake City, Utah
  April 13, 1998